Exhibit 10.16

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FORM OF

SERVICING AND OVERSIGHT AGREEMENT

THIS SERVICING AND OVERSIGHT AGREEMENT (“Agreement”), is made and effective as of [    ] (the “Effective Date”), by and between HUDSON AMERICAS L.P., a Delaware limited partnership (the “Manager”), HUDSON HOMES MANAGEMENT LLC, a Texas limited liability company (the “REO Management Vendor”), CALIBER HOME LOANS, INC., a Delaware Corporation, as servicer (the “Servicer”) and LSF[    ] MORTGAGE HOLDINGS, LLC (the “Client” and together with the Manager, the REO Management Vendor and the Servicer, the “Parties”).

RECITALS

WHEREAS, Client was formed (in addition to other purposes) for (i) investing in and selling residential mortgage loans (“Mortgage Loans”) and REO properties (“REO” or “REO Propert(ies)” and together with Mortgage Loans, “Mortgage Assets”) directly and through certain wholly-owned subsidiary entities (each a “Subsidiary” and, collectively, the “Subsidiaries”), (ii) financing such Mortgage Assets through securitization arrangements, repurchase agreements, reverse repurchase agreements, warehouse facilities, loan agreements, secured financing facilities or other financing facilities and (iii) holding, financing and selling certain residential mortgage backed securities retained by the Client or a Subsidiary in connection with the securitization of Mortgage Assets by the Client through a Subsidiary;

WHEREAS, the Client has appointed Manager to provide discretionary asset and investment management services to Client and its Subsidiaries pursuant to an asset management agreement (the “AMA”) between Client and Manager, and Manager has accepted such appointment;

WHEREAS, the Manager and Servicer have previously entered into a Servicer Oversight Agreement, dated as of [    ] (the “SOA”) to address certain interactions between the Manager and the Servicer with respect to the Mortgage Assets;

WHEREAS, upon acquisition of a pool of Mortgage Assets Client intends to immediately transfer legal title to each such Mortgage Asset to the LSF[    ] Master Participation Trust (or another participation trust) in exchange for a participation certificate (a “Participation Certificate”) representing a 100% beneficial ownership interest in each such Mortgage Asset;

WHEREAS, in connection with Client’s financing or securitization of the Mortgage Assets, Client will from time to time sell (or cause a Subsidiary to sell) Participation Certificates representing 100% beneficial ownership in the Mortgage Assets represented by that Participation Certificate to one or more of its Subsidiaries;

WHEREAS, the Client or a Subsidiary has engaged and may engage in the future the Servicer from time to time to perform residential mortgage loan servicing and property preservation functions for the Mortgage Loans pursuant to separate securitization servicing agreements (each, a “Servicing Agreement”) entered into or to be entered into in the future between the Client or a Subsidiary, the Servicer, the LSF[    ] Master Participation Trust (or such other participation Trust) and certain other parties thereto;

WHEREAS, the Client or a Subsidiary has engaged and may engage in the future the REO Management Vendor from time to time to perform asset management and property preservation functions for any REO pursuant to separate securitization REO management agreements (each, a “Management Agreement”) entered into or to be entered into in the future between the Client or a Subsidiary, the REO Management Vendor and certain other parties thereto; and

WHEREAS, the Servicer and the REO Management Vendor have previously entered into an Amended and Restated Omnibus Administrative Services and Fee Payment Agreement, dated as of [    ] (the “Administrative Services Agreement”) to address certain interactions between the Servicer and the REO Management Vendor;

NOW THEREFORE, in consideration of the mutual promises contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Defined Terms. Capitalized terms used, but not otherwise defined herein, shall have the respective meanings given to such terms in the applicable Servicing Agreement related to each Mortgage Loan.

2.

Termination of Agreements. Effective on the date hereof, the Parties hereby agree that notwithstanding any provisions contained in the SOA or the Administrative Services Agreement (together, the “Current Agreements”) to the contrary, the Current Agreements shall be deemed terminated and replaced with the provisions hereof.

3.	Oversight of the Servicer. Manager and Servicer shall perform the following services with respect to the Mortgage Assets:

(a)    The Manager, on behalf of the Client and its Subsidiaries, including any securitization issuer Subsidiary (the “Client Entities”), shall provide the Servicer with written servicing guidelines (“Guidelines”) regarding the management of, and acceptable actions and determinations regarding Mortgage Loans in default or Mortgage Loans as to which default is reasonably foreseeable, including among other things strategy and procedures relating to loan modifications, forbearance / foreclosure policies, other forms of loss mitigation, default recovery and credit and loss assessment and analysis with respect to such Mortgage Loans. The Guidelines shall be subject to the Servicer’s approval, which shall not be unreasonably withheld or delayed. The Manager shall have the right to amend, modify or supplement the Guidelines with reasonable advance notice to the Servicer; provided, however, that any such amendment (i) shall occur no more than once in any calendar quarter (unless changes in law, regulatory guidance or regulatory interpretation or other similar changes are the basis for the change) and (ii) shall be subject to the Servicer’s approval, which shall not be unreasonably withheld or delayed.

The Servicer agrees to manage, take actions, and make determinations with respect to any Mortgage Loans in default or any Mortgage Loans as to which default is reasonably foreseeable in accordance with the Guidelines, as amended from time to time pursuant to this Section 1(a). In taking actions or making determinations with respect to any Mortgage Loan, the Servicer shall be entitled to rely on the provisions of the related Servicing Agreement as supplemented by the Guidelines then in effect, and there shall be no requirement that the Servicer consult with, or obtain the recommendation of, the Manager with respect to the management or liquidation of, or actions taken or determinations made regarding, any particular Mortgage Loan or group of Mortgage Loans. To the extent of any inconsistency between the related Servicing Agreement and the Guidelines, the terms of the Servicing Agreement shall control. The Guidelines in effect for the calendar quarter commencing [    ] are attached hereto as Exhibit A.

(b)    In connection with the performance of its duties under each Servicing Agreement, the Servicer shall provide the Manager with the following information and reports in a timely manner, using the same methodology and calculations used in its standard servicing reports that the Servicer has previously provided to the Manager prior to the Effective Date. All such information and reports shall be sent to the Manager in electronic format or through a data feed unless otherwise specified herein or agreed to in writing by the Manager and the Servicer.

(i)    All Assets. The Servicer shall provide to the Manager a daily feed (on each business day) for each Mortgage Asset indicating all loan-level information for specific, mutually agreed upon data fields to the extent such information is reasonably available to the Servicer (the “Data Set”). The Manager and the Servicer agree that the quantity of, and the specific information provided by the Servicer in relation to, such data fields is subject to change as mutually agreed upon by the Manager and the Servicer, provided, however, that the Servicer shall use best efforts to accommodate any Manager requests for updates to the daily feed as promptly as possible. As of the Effective Date, the agreed upon Data Set shall include those fields set forth on Exhibit B attached hereto.

(ii)    Additional Reports. From time to time and at the reasonable request of the Manager, the Servicer shall provide any additional reports and status updates (each, an “Additional Report”) that the Manager determines to be reasonable (or required) and used in standard servicing activities to measure the performance of the Mortgage Assets. The Manager and the Servicer agree that the delivery timing for any such Additional Reports shall be as mutually agreed upon by the Manager and Servicer but in all events, consistent with the timing used by the Servicer for comparable Additional Reports prior to the Effective Date. Moreover, for any Additional Reports requiring regular, periodic delivery, the Servicer shall use best efforts to implement such regular delivery as promptly as possible.

(c)    The Servicer shall make its servicing personnel, including, without limitation, members of the Servicer’s Asset Performance Team, reasonably available during their normal business hours to respond to inquiries, either orally or in writing by express mail or electronic mail, transmitted by the Manager in connection with any report or notice provided under subsection (b) above or the servicing of the Mortgage Assets under any

Servicing Agreement; provided that the Servicer shall only be required to provide information that is readily accessible and available to its servicing personnel. Such personnel shall have, at a minimum, the same level of industry knowledge and involvement to be capable of providing services consistent with the Servicers’ service levels for such similar actions prior to the Effective Date.

(d)    If requested by the Manager, the Servicer shall make available to the Manager access to any files relating to the Mortgage Assets, including any underwriting files and servicing records, in photocopied or imaged form, to the extent such files have been provided to the Servicer. Servicer shall not be entitled to any additional fees from Manager or Client with respect to such access. The Manager agrees to comply with all applicable privacy laws and protect the confidentiality of the documents and information contained in such files from all persons other than the Client and its affiliates, any Subsidiary, any securitization entity related to the Client or a Subsidiary, the REO Management Vendor, and the Servicer, and agrees not to remove, mark or destroy any of the documents contained therein.

(e)    The Servicer shall permit the Manager to conduct on-site reviews and evaluations of the Servicer’s operations as they relate to the Mortgage Assets. Such reviews and evaluations will be conducted upon reasonable notice to the Servicer, and shall be conducted at the Manager’s expense. Any such review and evaluation is intended to benefit the Servicer, the Client and each Subsidiary, as well as to assist the Manager in adjusting its performance and monitoring approach with respect to the servicing policies and procedures in place, including the default recovery and loss mitigation policies and procedures for the Mortgage Assets. The Manager will conduct such review and evaluation during normal business hours and use its commercially reasonable efforts to cause the least practicable interruption to the Servicer’s business. At the request of Client, the Servicer shall permit any source or potential source of financing for the Mortgage Assets to conduct a similar on-site review and evaluation of the Servicer’s operations as they relate to the Mortgage Assets upon reasonable notice to the Servicer, at the Client’s expense, and so long as such source or potential source of financing is bound by confidentiality obligations reasonably sufficient to satisfy the confidentiality provisions set forth herein.

(f)    The Servicer agrees to notify the Manager of material changes and updates to the policies and procedures that govern the management and liquidation of Mortgage Assets on an annual basis or upon request by the Manager. As of the Effective Date, copies of such policies and procedures are attached as Exhibit C hereto. Each of the Parties hereto acknowledges and agrees that the policies and procedures contained in Exhibit C may be updated via an email notification among the Parties and such updated information shall be deemed to replace the then existing information without the need to amend this Agreement. In addition, each of the Parties hereto acknowledge and agree that the policies and procedures contained in Exhibits A and B may be updated via an email notification among the parties and such updated information shall be deemed to replace the then existing information without the need to amend this Agreement.

(g)    The Servicer shall provide Client with reasonable accounting and financial reporting services to allow the Client to properly track and monitor the performance status of each Mortgage Asset and to facilitate the tax and accounting reporting and filing required by Client in connection with such Mortgage Assets. Such services shall, at a minimum, be at the same level of services consistent with the Servicers’ service levels for such similar actions prior to the Effective Date.

(h)    The Servicer shall be entitled to the fees payable to it pursuant to the Servicing Agreements for the services provided under this Section 3. No other costs, fees or expenses shall be due or payable to the Servicer pursuant to this Section 3 from the Client, any Subsidiary, the Manager or the REO Management Vendor.

4.	Services Provided for REO Properties.

(a)    As further set forth in each Servicing Agreement, with respect to any Transferred REO Property (as defined therein), the Servicer is entitled to an Ancillary Fee (as defined in each Servicing Agreement) equal to its costs incurred for its obligations with respect to such Transferred REO Property plus a 10% margin, as further set forth in the related separate letter agreement between the Servicer and the Client in connection with the related securitization. Set forth below are the Servicer and Client’s determination of the fixed amount for each of the Servicer’s applicable RCM Costs or HHM Costs in connection with Transferred REO Property being managed by the applicable REO Management Vendor as noted below. Each of Servicer and Client agree that either party may request an adjustment to the 10% margin after a period of six months from the Effective Date of this Agreement and on each six (6) month anniversary thereafter. The mutual agreement of each of the Servicer and the Client will be required to effect any such change.

(b)    In connection with any Transferred REO Properties for which the Client has engaged Resicap, LP (formerly known as Residential Capital Management Group, LP) as the REO management vendor (the “RCM REO”), the aggregate costs (the “RCM Costs”) plus 10% margin (the “RCM REO Ancillary Fees”) payable to the Servicer for the services being provided on the RCM REO (which are set forth in Section 3.13 of each Servicing Agreement (or such similar section in any future Servicing Agreement)) shall be a monthly amount equal to $[***] for each Transferred REO Property. Servicer shall retain such amount from the Servicing Fee and hereby agrees to waive any rights it may have to any portion of the Servicing Fee in excess of such fee on the related RCM REOs (the “Excess REO Servicing Fee”). Such Excess REO Servicing Fee shall be remitted to the Paying Agent pursuant to Section 3.05(i) of the applicable Servicing Agreement.

(c)    In connection with any Transferred REO Properties for which the Client has engaged the REO Management Vendor as the REO management vendor (the “HHM REO”), and in accordance with Section 3.13 of each Servicing Agreement (or such similar section in any future Servicing Agreement), Servicer hereby agrees to perform the services set forth below (and described in additional detail in Exhibit D hereto) (each, an “HHM Ancillary Service”) at the applicable HHM Cost set forth below (each, a “HHM Cost”) plus a 10% margin (each, a “HHM Ancillary Fee”). Servicer will provide REO Management Vendor with each HHM Ancillary Service in exchange for the related HHM Ancillary Fee until such time as REO Management Vendor provides Servicer with written notice, as set forth below, that it no longer requires Servicer to perform a particular HHM Ancillary Service. For the avoidance of doubt, REO Management Vendor may terminate one or more HHM Ancillary Services, without terminating the remainder of the HHM Ancillary Services. Each of Servicer, REO Management Vendor and Client agree that a party may request an adjustment to the 10% margin after a period of six months from the Effective Date of this Agreement and on each six (6) month anniversary thereafter. The mutual agreement of each of the Servicer, the REO Management Vendor and the Client will be required to effect any such change.

Set forth below are the HHM Costs and HHM Ancillary Fees for each HHM Ancillary Service:

Services Provided by Servicer (assuming [***] REO Properties)	Annual HHM Cost	10% Margin	Annual HHM Ancillary Fee	Annual HHM Ancillary Fee Per REO Property	Monthly HHM Ancillary Fee Per REO Property
1. Accounting/Treasury	$[***]	$[***]	$[***]	$[***]	$[***]
2. Cashiering	$[***]	$[***]	$[***]	$[***]	$[***]
3. Contested, Mediation, Corporate Witness	$[***]	$[***]	$[***]	$[***]	$[***]
4. Investor Services	$[***]	$[***]	$[***]	$[***]	$[***]
5. Litigation Support	$[***]	$[***]	$[***]	$[***]	$[***]
6. Information Technology (interface support)	$[***]	$[***]	$[***]	$[***]	$[***]
7. FiServ (inclusive of FiServ ODS)	$[***]	$[***]	$[***]	$[***]	$[***]
8. Black Knight (inclusive of BFKS Desktop, BKFS Invoicing, LPS Desktop, LPS Invoice Management and LoanSphere Invoicing	As billed by Black Knight	As billed by Black Knight	As billed by Black Knight	As billed by Black Knight	As billed by Black Knight
9. Carbon Copy	$[***]	$[***]	$[***]	$[***]	$[***]
Total	$[***]	$[***]	$[***]	$[***]	$[***]

(d)    REO Management Vendor and the Servicer agree that either party may request an adjustment to any component of the HHM Costs after a period of six months from the Effective Date of this Agreement and following each six (6) month anniversary thereafter. The parties further agree that any adjustment to a component of the HHM Costs shall be calculated in the same manner as each component has been calculated in this Agreement. To the extent that REO Management Vendor elects to discontinue one or more of the HHM Ancillary Services, REO Management Vendor shall notify the Servicer thereof and, commencing on the first day of the next calendar month thereafter, the HHM Ancillary Fees associated with such HHM Ancillary Service shall no longer be payable to the Servicer and the related service shall be discontinued.

(e)    With respect to the HHM REO, the Client, as REO Manager, hereby directs the Servicer in accordance with each Servicing Agreement to remit from the aggregate Servicing Fee available for such period, and the Servicer hereby agrees to remit, by wire transfer to REO Management Vendor on each Remittance Date the difference between (i) Base Fee (as defined in each Servicing Agreement) and (ii) the HHM Ancillary Fees due to the Servicer for such period. Such amount shall be remitted as follows:

Bank:	JP Morgan Chase Bank
ACH ABA #:	[ ]
SWIFT:	[ ]
Account Name:	Hudson Homes Management
Account #:	[ ]

5.	Additional Services provided by the Servicer.

(a)    Collateral Curative. In connection with the Client or a Subsidiary’s purchase or sale of Mortgage Assets to or from third party investors, as applicable (each, a “Whole Loan Transaction”), portions of the related collateral files may be in need of certain corrective actions. These actions may include, but are not limited to, locating missing intervening assignments or endorsements, creating final assignments and endorsements from the related seller to the related purchaser, clearing open defects on title policies and recording (or getting copies of recorded) mortgages and assignments (collectively, “Collateral Curative Actions”). Servicer hereby agrees that it shall provide reasonable assistance to Client or its Subsidiary in connection with the Collateral Curative Actions as requested by Client that are needed when Mortgage Assets are purchased or sold within the required timeline communicated by the Client. Servicer shall perform such services and utilize the same team of employees to achieve results and performance for Collateral Curative Actions that are consistent with the Servicer’s service levels for such similar actions prior to the Effective Date. Consistent with the Servicer’s current practices, it shall make its collateral curative team currently located in Oklahoma City, Oklahoma (the “OKC Team”) available to Client for the Collateral Curative Actions. To the extent the OKC Team is required to utilize a third party vendor to assist it with the curative actions noted on Exhibit E attached hereto, it shall pass thru the reasonable cost of such third parties, consistent with the costs incurred for similar curative actions incurred by the Servicer and passed-thru to the Client for such similar actions prior to the Effective Date, as noted on Exhibit E to Client without any supplemental mark-up.

(b)    Whole-Loan Transactions. In connection with each Whole Loan Transaction for which Client or its Subsidiary desires to use the Servicer as the servicer of the related Mortgage Assets upon consummation of the transaction, Client or its Subsidiary, as applicable, shall deliver to the Servicer, promptly upon receipt, copies of the proposed draft documentation and agreements and the related data tape (collectively, the “Bid Package”). Upon receipt and review of the Bid Package, the Client or its Subsidiary, as applicable, and the Servicer shall reasonably negotiate a mutually acceptable servicing fee structure to be used in connection with the related Mortgage Assets that is consistent with the servicing fees charged by unaffiliated third party servicers that service loans of a similar quality and profile.

In connection with the sale of Mortgage Assets by the Client or a Subsidiary to a third party investor in a Whole Loan Transaction, Servicer shall provide reasonable assistance, including, without limitation, providing images of the related collateral files to the purchaser, responding to due diligence inquiries related to the servicing, title and/or collateral status of the Mortgage Assets. Following any such sale, the Servicer shall provide reasonable assistance with any trailing items. The foregoing services shall be consistent with the Servicer’s service levels for such similar actions prior to the Effective Date.

(c)    Assistance with Client’s Due Diligence. In connection with a Whole Loan Transaction, the Servicer shall provide Client or its Subsidiary with reasonable assistance in evaluating the related Mortgage Assets. Such assistance shall include, but not be limited to, (x) a review of the date-tape to determine (i) if any of the related Mortgage Assets are likely to be impacted by any federal or state regulatory requirements, (ii) an estimated timeline for the completion of foreclosure for each Mortgage Asset, (iii) if the disclosed bankruptcy fields for any Mortgage Asset are consistent with the Servicer’s reasonable expectations, (iv) whether any of the Mortgage Assets are likely to be subject to enforceability considerations with respect to state specific statute-of-limitations regulations or (v) the credibility of the amount of advances and escrow balances provided in the context of the applicable Mortgage Assets and any related advance reconciliations, and (y) a review of the proposed form purchase or sale and interim servicing agreements. In providing the foregoing services, the Servicer shall act reasonably and in accordance with all applicable law, but shall have no liability to Client or its Subsidiary for any guidance or assistance provided under this Section 5(c) other than for their claim, loss, liability or damage that arises out of the Servicer’s gross negligence, recklessness or willful misconduct.

(d)    GSE Transactions. In connection with a Whole Loan Transaction in which Client or a Subsidiary purchases Mortgage Assets from Fannie Mae, Freddie Mac or Department of Housing and Urban Development (together with any other governmental or quasi-governmental agency or instrumentality, the “GSEs”), in addition to the services provided by the Servicer as set forth in Section 5(b) above, the Servicer shall execute with the Client or its Subsidiary a servicer side agreement (the “Side Agreement”) substantially in the form set out on Exhibit F attached hereto. Such Side Agreement shall ensure, among other things set forth therein, that the Servicer will service the related Mortgage Assets in accordance with the GSE requirements set forth in the related purchase agreement incorporating any guidance concerning such Mortgage Assets as provided by Client or its Subsidiary.

(e)    Litigation Services. Without limiting or altering any of the rights or obligations contained in any Servicing Agreement, the Servicer’s litigation department will reasonably assist in all litigation related to any Mortgage Asset. The Servicer shall reasonably appear in, prosecute or defend any legal action which is incidental to its duty to service the Mortgage Assets. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the applicable owner of the related Mortgage Asset shall be liable, which such expenses and cost shall be reimbursed from the related Collection Account pursuant to the Servicing Agreement.

(f)    Fees. The Servicer shall be entitled to the fees payable to it pursuant to the Servicing Agreements for the services provided under this Section 5. No other costs, fees or expenses shall be due or payable to the Servicer pursuant to this Section 5 from the Client, any Subsidiary, the Manager or the REO Management Vendor.

6.

Acquisitions of Non-Qualified Mortgages from Servicer. From time to time, the Servicer and the Client may mutually agree to the sale of certain Non-Qualified Mortgage Loans originated by the Servicer (the “Non-QM Loans”). In connection with the purchase and sale of the Non-QM Loans, the Servicer and the Client hereby agree to utilize a mortgage loan purchase agreement substantially in the form used for prior transactions a form of which is attached hereto as Exhibit G and at a mutually agreeable market price for such Non-QM Loans.

7.

Ownership of Servicing Rights. Except as set forth below, each of the Client and the Servicer acknowledge and agree that the Client or its Subsidiary is the sole owner of the economic interests in the Servicing Rights relating to the Mortgage Assets (the “MSRs”). The Servicer shall continue to hold an interest in such Servicing Rights solely with respect to any regulatory requirements but shall have no claim of economic ownership to the MSRs. The Servicer is only entitled to a Servicing Fee for the services provided under the Servicing Agreements or as set forth herein.

In connection with the Mortgage Assets currently being financed in the Client’s or its Subsidiary’s COLT 2018-4 and 2019-1 securitization transactions, the Servicer is the current owner of the related MSRs (the “Servicer Owned MSRs”). The Servicer and the Client hereby agree that upon the request of the Client to purchase the Servicer Owned MSRs, the Servicer and Client shall mutually agree upon the price associated with such Servicer Owned MSRs consistent with the pricing parameters used by the Servicer and the Client in connection with the prior purchases by the Client of the Servicer Owned MSRs relating to the Mortgage Assets in prior COLT securitizations. The Servicer and Client shall execute the sale of the related Servicer Owned MSRs as timely as practicable, but in any event, consistent with the timing associated with such prior purchased Servicer Owned MSRs by Client. Following such purchase, the ownership of the related Servicing Rights shall be governed by the first paragraph of this Section 7.

8.

Duty of Care. Servicer shall carry out its obligations hereunder in accordance with (i) such standards as are customarily employed by similar servicers servicing comparable portfolios of Mortgage Assets for others under similar terms and conditions and (ii) such standards set forth in the related Servicing Agreement.

9.

No Assignment. Servicer shall not be permitted to assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other Parties; provided, that with the prior consent of the Client, which consent shall not be unreasonably withheld, Servicer may assign such rights, duties and obligations under this Agreement to an affiliated entity. Each of Client, Manager and REO Management Vendor shall not be permitted to assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other Parties; provided, that Client, Manager and REO Management Vendor may assign its rights, duties or obligations under this Agreement to an affiliated entity without the approval of any other Party.

10.

Compliance with Laws. Each Party shall comply with all applicable laws, including but not limited to the U.S. Foreign Corrupt Practices Act, in connection with this Agreement. Without limiting the foregoing, each Party agrees not to pay or promise to pay or give or promise to give anything of value, either directly or indirectly, to any person for the purpose of illegally or improperly inducing that person to take any action or to omit to take any action in connection with this Agreement. Each Party warrants and represents to the other that, prior to the execution of this Agreement, it has not taken or omitted to take any action with respect to this Agreement if such act or omission would have violated the U.S. Foreign Corrupt Practices Act.

11.	Term; Termination.

This Agreement shall be effective as of the date first above written and shall remain in effect so long as Servicer is servicing any Mortgage Assets for Client or a Subsidiary; provided, however, if the Asset Management Agreement is terminated by Client, Manager may immediately terminate this Agreement upon written notice to the Servicer; provided, further, Client shall have the unilateral right to terminate this Agreement upon ninety (90) days prior written notice to the Servicer; provided further, Servicer shall have the unilateral right to terminate this Agreement with respect to services provided that are not otherwise required pursuant to any then outstanding Servicing Agreement upon two-hundred and seventy (270) days prior written notice to the Servicer. Notwithstanding the foregoing, in the event that any Party materially breaches the terms of this Agreement or commences any voluntary insolvency proceedings, and such event or proceeding is not cured within thirty (30) days of written notice thereof by another Party hereto, any non-defaulting Party shall be permitted to terminate this Agreement upon thirty (30) days written notice to the other Parties. The termination of any Party hereunder shall not relieve any other Party of its obligation to remit any fees accrued and owing prior to the date thereof.

12.

Indemnification. The Servicer shall indemnify, defend and hold harmless the Manager, the REO Management Vendor, the Client, any Subsidiary and their respective affiliates, shareholders, members, partners, directors, managers, officers, employees and agents from and against any and all losses, costs, claims, damages, demands or expenses (including reasonable legal fees) incurred in connection with: (a) a breach by the Servicer of any representation, warranty or covenant contained herein or (b) the fraud, negligence, willful misconduct or bad faith on the part of the Servicer.

13.

Confidentiality. Each Party shall maintain in confidence the facts and terms of this Agreement and all other information received from the other Party that is identified at the time of delivery as being confidential; provided, however, that each Party may disclose such information (a) to its and its affiliates’ directors, officers, employees, or agents (it being understood that they shall be informed by such Party of the confidential nature of such information and that such Party shall cause them to treat such information confidentially); (b) if required to do so by applicable laws, rules, regulations, or orders; (c) if such information becomes part of the public domain; or (d) if such information otherwise was or becomes available to such Party on a non-confidential basis, provided that the source of such information was not known by such Party to be bound by a confidentiality obligation.

14.	Governing Law; Dispute Resolution.

(a)	Notwithstanding Section 14(d), this Agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of choice of law rules.

(b)

The Parties shall attempt in good faith to resolve by mutual agreement any dispute, claim, or controversy of any kind whatsoever between the Parties or any of their affiliates arising out of or relating to this Agreement, whether in contract, tort, statutory, or otherwise, and including any claims regarding the existence, scope, validity, breach, termination, enforcement, interpretation or validity of this Agreement (each, a “Dispute”).

(c)	If any Dispute cannot be resolved by mutual agreement, the Dispute shall be finally settled by arbitration pursuant to the procedures set forth in this Section 14.

(d)

The arbitration shall be administered by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) and conducted in accordance with the then-existing JAMS Comprehensive Arbitration Rules. The arbitration shall take place in New York, NY and be conducted in the English language. The arbitral tribunal (the “Tribunal”) shall be composed of three (3) neutral arbitrators selected in accordance with the JAMS Comprehensive Arbitration Rules, except that if the Parties are unable to select three neutral arbitrators during the first round of arbitrator selection in accordance by the JAMS Comprehensive Arbitration Rules, then the Parties shall be given an opportunity to engage in a second round of arbitrator selection to select any remaining neutral arbitrators needed. In the event the Parties are unable to agree to the selection of any remaining neutral arbitrators in the second round of arbitrator selection, JAMS shall appoint any remaining neutral arbitrators needed in accordance with the JAMS Comprehensive Arbitration Rules.    The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding the provision in Section 14(a) with respect to the applicable substantive law, any arbitration conducted pursuant to the terms of this Agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16. Any questions of arbitrability, including but not limited to the scope, applicability, or enforceability of this agreement to arbitrate, shall be determined by the Tribunal.

(e)

The parties agree to maintain confidentiality as to all aspects of the arbitration (including its existence, its results, and any filings or hearings in the arbitration proceeding). The parties further agree to obtain the Tribunal’s agreement to preserve the confidentiality of the arbitration. The parties agree to use their best efforts to avoid the need for any confirmation or enforcement proceedings, and if such proceedings are necessary, to use their best efforts to ensure the confidentiality of any award, including by filing any award under sealing and jointly requesting that the court treat all such information as confidential. The award of the Tribunal shall be kept confidential, and no Party shall disclose the award or the substance of the award or any portion thereof to any other person or entity, except to the extent necessary to comply with any applicable law, regulation, or order of any court, agency, or regulatory authority, or to make appropriate filings with any stock exchange or in court proceedings relating to any application concerning the award that is made by any Party; provided, however, that the award may be disclosed to any affiliate, shareholder, member, or lender of any Party to the arbitration if such affiliate, shareholder, member, or lender agrees to maintain the confidentiality of the award to the extent required by this Section 14(e).

(f)

The Tribunal shall issue a final award within 60 days after the final hearing. The final award shall not contain a discussion of the Tribunal’s reasoning in order to preserve confidentiality. Any monetary award shall be in United States dollars. The arbitrator shall not have the authority to award punitive, special, exemplary, incidental, indirect, or consequential damages, including damages for lost profits, regardless of whether a claim is based on contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar law, or any other legal or equitable principle. In any arbitration arising out of or related to this Agreement, the arbitrators shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the arbitration. BY AGREEING TO THIS BINDING ARBITRATION PROVISION, ALL PARTIES GIVE UP ALL RIGHTS TO TRIAL BY JURY. Each of the Parties acknowledge that they have been advised of their right to consult with an attorney concerning the legal effect of this arbitration agreement.

(g)

The award rendered and any arbitration commenced hereunder shall be final and binding upon the Parties, and a judgment thereon may be entered in any court having jurisdiction for its enforcement, subject to the restrictions set forth in this Section 14.

(h)

The obligation to arbitrate under this Section 14 is binding on the Parties and their affiliates, successors, and assigns. Each Party agrees that, failing mutual agreement in accordance with Section 14(b), arbitration under this Section 14 is the sole and exclusive method for resolving any Dispute and that such Party and its affiliates will not commence any action or proceeding concerning a Dispute, except to enforce the award or to compel arbitration.

15.

Further Assurances. Each Party agrees to execute and deliver such additional documents and to take such additional actions as may be necessary or appropriate to effect the provisions of this Agreement and all transactions contemplated hereby.

16.

Entire Agreement. This Agreement and, to the extent applicable, the Servicing Agreements, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior written or oral understandings or agreements between the Parties with respect thereto.

17.

Severability. If any provision of this Agreement is prohibited by applicable law, the Parties shall amend such provision to the extent (and only to the extent) necessary to comply with such law. Subject to the preceding sentence, if any provision of this Agreement or the application thereof to either Party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

18.

Notices. All notices, requests, and demands to or upon the respective Parties hereto shall be effective in writing (including by email) and shall be deemed to have been duly given or made when delivered by hand, in the case of email upon being sent (provided that delivery of such communication is received by the Party upon sending such communication), two (2) Business Days after having been deposited with a reputable international overnight courier service, or, if sent within the United States, three (3) Business Days after being deposited in the United States mail, certified or registered, postage prepaid. Notices shall be sent to the following addresses or such other address as may be substituted by giving the other Party not fewer than five (5) Business Days’ advance written notice of such change of address:

If to Client, to:	LSF[ ] MORTGAGE HOLDINGS, LLC
2711 North Haskell Avenue, Suite 1700,
Dallas, TX 75204
Attention: General Counsel
Email: generalcounsel@lonestarfunds.com

If to Manager to:	HUDSON AMERICAS L.P.
2711 North Haskell Avenue, Suite 1800
Dallas, TX 75204
Attention: General Counsel
Email: generalcounsel@hudson-advisors.com

If to REO Management Vendor:
HUDSON HOMES MANAGEMENT LLC
2711 North Haskell Avenue, Suite 1800
Dallas, TX 75204
Attention: General Counsel
Email: generalcounsel@hudson-advisors.com

If to Servicer to:	CALIBER HOME LOANS, INC.
1525 South Belt Line Road
Coppell, TX 75019
Attention: Legal

19.	Amendment. An amendment or modification of this Agreement shall be effective or binding on a Party only if it is in writing and signed by that Party.

20.	Survival. Any provision that, by its nature, is intended to survive the termination of this Agreement shall survive such termination.

21.

Waivers. Any waiver, express or implied, by a Party of any right under this Agreement or of any breach by the other Party shall not constitute or be deemed a waiver of any other right or any other breach, whether of a similar or dissimilar nature to the right or breach being waived. A waiver of a Party’s rights under this Agreement, including with respect to another Party’s breach, shall be effective only if that Party agrees in writing.

22.	Headings. The headings contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

23.	Binding Effect. Subject to the restrictions on assignment set forth in this Agreement, this Agreement shall inure to the benefit of and be binding upon the undersigned Parties and their respective legal representatives, successors, and permitted assigns. Whenever this Agreement refers to any Party, such reference shall be deemed to include the legal representatives, successors, and permitted assigns of such Party.

24.

No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective successors and assigns and with respect to Section 12, such persons who are entitled to indemnification thereunder, and this Agreement shall not otherwise be deemed to confer upon or give to any third party any remedy, claim, liability, reimbursement, cause of action, or other right.

25.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute and deliver this Agreement effective as of the day and year first above written.

HUDSON AMERICAS L.P., a Delaware limited partnership

By:
Name:
Title:

HUDSON HOMES MANAGEMENT LLC, a Texas limited liability company

By:
Name:
Title:

CALIBER HOME LOANS, INC., a Delaware corporation

By:
Name:
Title:

LSF[ ] MORTGAGE HOLDINGS, LLC a Delaware limited liability company

By:
Name:
Title:

EXHIBITS

Exhibit	Description
A	Guidelines (07.01.2020)
B	Data Set
C	Policies and Procedures
D	HHM Ancillary Service
E	Collateral Curative
F	Servicer Side Agreement
G	Mortgage Loan Purchase Agreement